Exhibit (e)9 under Form N-1A
Exhibit (1) under Item 601/Reg. S-K

Schedule A

DISTRIBUTOR’S CONTRACT
Revised 12/1/08

Effective Date:                                      Class B Shares of:

6/1/08                                      Federated Stock and Bond Fund

Federated World Investment Series, Inc.
10/24/97                                           Federated International High Income Fund
10/24/97                                           Federated International Small-Mid Company Fund
6/1/98                                           Federated International Value Fund

Money Market Obligations Trust